U.S. SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                           __________

                            FORM 8-K

                         Current Report
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

               Date of Report:  February 28, 2000

                Commission File Number 33-31013-A

                COMMUNITY NATIONAL BANCORPORATION

                      a Georgia corporation

          (IRS Employer Identification No. 58-1856963)

              561 East Washington Avenue - Box 2619
                   Ashburn, Georgia 31714-2619
                         (912) 567-9686

         Securities Registered Pursuant to Section 12(g) of the Securities Exchange Act of 1934:

                   Common Stock, No Par Value

Item 5.  Other Events.

     Effective February 24, 2000, the registrant consummated the acquisition of all of the issued and outstanding capital stock of Tarpon Financial Corporation, Inc., a Florida corporation and a bank holding company ("Tarpon"), by way of a merger of Tarpon into the registrant, at the aggregate purchase price of $3,720,000 in cash and stock of registrant. As a result of the merger, First National Bank, Tarpon Springs, Florida, with assets of approximately $20.9 million, has become the third national banking subsidiary of the registrant and signaled the expansion of the registrant's business into a rapidly growing region of the west coast of Florida.

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COMMUNITY NATIONAL BANCORPORATION


                              By:  /S/ T. Brinson Brock, Sr.
                                   T. Brinson Brock, Sr.
                                   President and Chief Executive
                                   Officer